UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

MERIDIAN INTERSTATE BANCORP, INC.
 (Exact name of registrant as specified in its charter)

Massachusetts	001-33898	20-4652200
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Meridian Street, East Boston, Massachusetts	02128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 567-1500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
At the Annual Meeting of Stockholders of Meridian Interstate Bancorp, Inc. (the “Company”) held on May 18, 2011, the Company’s stockholders voted on the following matters:
1.	The election of the following five (5) individuals to serve on the Company’s Board of Directors for three-year terms and until their successors have been duly elected:

NAME	FOR	WITHHOLD	BROKER NON-VOTES
Vincent D. Basile	20,105,790	603,463	770,589
Edward J. Merritt	20,095,549	613,704	770,589
James G. Sartori	20,505,805	203,448	770,589
Paul T. Sullivan	20,102,799	606,454	770,589
Carl A. LaGreca	20,105,930	603,323	770,589
2.	The ratification of the appointment of Wolf & Company, P.C. as independent registered public accounting firm of the Company for the year ending December 31, 2011:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
21,448,429	23,523	7,890	—
3.	An advisory (non-binding) resolution to approve the Company’s executive compensation as described in the proxy statement:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
20,518,887	175,051	18,015	767,889
4.	An advisory (non-binding) proposal with respect to the frequency that stockholders will vote on our executive compensation:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
20,095,475	93,032	451,155	72,291	767,889

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MERIDIAN INTERSTATE BANCORP, INC.
DATE: May 23, 2011	By:	/s/ Mark L. Abbate
Mark L. Abbate
Senior Vice President, Treasurer and Chief Financial Officer